Exhibit 10.33

Translated From Japanese

                                   Attachment

Service which is to introduce customers Internet communication "B Flets" offered by NTT West East using Call Center business, which is including persuasion, mediation, promotion for present NTT customers, promotion new products and mediation.

1.  Details of service (related to Article 2)

    (1) Product explanation about "B Flets", persuasion, Mediation between NTT West East and customers, promotion foe present NTT West East customers, promotion new products offered by NTT West East and mediation, and so on.

        *"B Flets" is high speed optical internet communication service offered by NTT West East.

    (2) Promotion and mediation for service which is already offered by NTT West East or A, new products which are planning to be introduced.

2.  Method to perform service (related to Article 2)

    B shall follow A to perform service, and explain customers the details written in application form thoroughly, and confirm matters below.

    (1) Applicant decides it by himself

    (2) Writing for sb has to be explained to applicants and received permission by him

    (3) In application form, it shows that Customer's name, seal, phone number under the agreement, billing address, phone number carrier's name, and any other matters which A need.

    (4) B shall explain fee or service condition written in the agreement by NTT West East while handing in documents

3.  Prohibition (related to Article 2)

    (1) B shall not perform any similar service to ones A offer, shall not perform service for competitors.

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4.  Special Commission Payment (related to Article 3)

    (1) A shall provide B a condition notice called "Optical fiber service mediation commission", and tell the details.

    (2) In the event B is not performing service properly and no progress, A may hold commission payment, change commission, cancel the agreement.

5. After acceptance of application, conditions of phone lines will be listed before in case

    (1) B shall provide refund for special commission by A

    (2) Phone lines which are terminated shortly not by customer himself, not used, to be used for wrongdoing such as receiving only commission or incentive.

    (3) Phone lines which are acquired by wrongdoing as fake sales talk, fake writing for sb

    (4) Phone lines which are acquired by any other wrongdoing.

6.  Condition of Commission payment by A

    (1) The cut off day for processing invoice is the end of month, which starts phone line, and the invoices received on and before that day will be paid on the end of the following month. Starting phone line means that NTT West East complete the construction for phone line after A receives application form from B, and NTT take it over from A.

    (2) In case each party agrees to different way from above, its way will be followed.

    (3) Cut off day is the same day provided by NTT West East.

    (4) ISPwithFlets means only OCN.

    (5) In case A performs confirmation service for B, A shall charge another commission based on condition notice.

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7. Claim

    (1) In the event claims arise from customers, B shall deal with them and report A the progress immediately.

    (2) In the event any damages and ambiguities arise against a third party due to the deceptive or improper explanation, B shall report A immediately and B shall be liable for any damages and solve the trouble by himself. Any expense has to be paid by B.

8.  Term

    It will be from 2007/5/21 until 2008/5/20.

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